"NOTE - Certain confidential technical and commercial information has been redacted from this exhibit in order to preserve the confidentiality of such information. All of the confidential information which has been redacted is on file with the Securities and Exchange Commission. Redacted material is indicated by the symbol, "[**REDACTED**]" where such redacted text would have appeared in this exhibit."


                                 AGREEMENT

This Agreement ("Agreement") made this 25th day of February, 1999 (the "Effective Date") between NETGATEWAY,INC., a Nevada corporation, with offices located at 300 Oceangate, Suite 500, Long Beach, CA 90802 (hereinafter "Netgateway") and XOOM.COM INC., a Delaware corporation, with offices located at 300 Montgomery Street, San Francisco, CA 94104 (hereinafter "XOOM.com."). Netgateway and XOOM.com may be referred to herein collectively as (the "Parties") or singularly as (a "Party").

WHEREAS, Netgateway is the provider of a unique, World Wide Web storefront building and hosting product and service ("StoresOnline"); and

WHEREAS, XOOM.com is in the business of offering products and programs to its Members through its Web site on the World Wide Web; and

WHEREAS, Netgateway will supply a private-labeled version of its World Wide Web storefront building and hosting products and services identified on Exhibit A hereto, (hereinafter the "Program(s)") to XOOM.com and to Xoom.com's Members; and

WHEREAS, XOOM.com agrees to give Netgateway the exclusive right to provide the services and/or products as described in Exhibit A from the Effective Date hereof to its current and future Members as further described herein and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and provisions contained in this Agreement, the Parties hereto agree as follows:

A.     SOLICITATION AND ENROLLMENT

       XOOM.com will market the Programs at its sole cost and expense, through its XOOM.com Web sites, emails, and other means as agreed to by the Parties. The price and offer for the Programs shall be mutually agreed upon by the Parties prior to marketing (see Exhibit A). Netgateway will capture Subscriber information, including Subscriber name, address, telephone number and email address (for those Subscribers who agree to enroll in the Paid version of the Program, see Exhibit A) ("Subscriber Information") and transmit the "Subscriber Information" to XOOM.com at times mutually agreed. Members enrolling in a Program will become Subscribers in that Program. Enrollment in the Paid Program includes the Subscriber's understanding that their credit card will be billed, absent cancellation, for the subscription fee agreed upon and that their account will continue to automatically be billed absent cancellation for a renewal subscription term at the then current rate for the Program at the time of such renewal.

B.     START DATE

       Marketing of the Programs will commence on or about April 15, 1999.

C.     NETGATEWAY'S RESPONSIBILITIES

       Netgateway shall:

       1.) Bill and collect subscription fees for Paid Program subscriptions.
       2.) Provide Netgateway's customary StoresOnline.com customer service that Netgateway provides to other paid subscribers, including 24/7 help desk support, to Subscribers (online customer service only shall be provided to Subscribers of the Free Program).
       3.) Use reasonable commercial efforts to work with XOOM.com to customize existing Programs for XOOM.com Subscribers, as provided for in Section D.

[**REDACTED**]

[**REDACTED**]

       6.) Agree during the term of this Agreement and for [**REDACTED**] years after the effective date of its termination not to knowingly induce XOOM.com Members or Netgateway Subscribers to terminate their relationships with XOOM.com in favor of a XOOM.com competitor.

       7.) Shall insure that the performance of the Program shall meet or exceed industry standards, shall remain competitive with substantially similar services being offered by third parties, and shall maintain Program at the same or higher level that it maintains the Program for its other partners, licensees and customers. Netgateway shall promptly respond to and remedy any errors or omissions or problems reported by XOOM.com.

D.     CUSTOMIZATION/PRIVATE-LABELING

       1.) Netgateway will private label the Programs described in Exhibit A with the XOOM.com name and logo, subject to approval by XOOM.com, such approval not be unreasonably withheld.

E.     MARKETING RIGHTS

[**REDACTED**]

F.     XOOM.COM'S RESPONSIBILITIES

       XOOM.com shall:

       1.) Actively market the Programs to its Member base by integrating information to allow Members to enroll in the Programs on the XOOM.com Web sites, its communities area, e-mail to its Customers, upsells after purchase of its products and programs and by other means as may be developed and to be mutually agreed to by the Parties.
               a) This marketing shall include active promotion to enroll
                  Members as Subscribers in Free Program, to enroll Members as Subscribers in the Paid Program, upsell Subscribers in the Free Program to the Paid

              Program (see Exhibit A), and offers promoting the Full Set Up Service (see Exhibit A).
     2.) Electronically transmit newly enrolled Subscriber Information to Netgateway at mutually agreeable times and in file formats agreed to.
     3.) Use best efforts to ensure that XOOM.com's Web site information contains current Program benefit information as submitted to XOOM.com by Netgateway.
     4.) Use best efforts to work with Netgateway to achieve success for the Programs marketed.
     7.) Expend reasonable management time to improve Subscriber enrollment rates.

           [**REDACTED**]

G.   REPRESENTATIONS, WARRANTIES AND COVENANTS

1. Netgateway represents, warrants and covenants that (i.) the making of this Agreement does not violate any law, regulation or agreement to which it is a Party and that Netgateway has the authority to enter into this Agreement and to perform its obligations hereunder; (ii.) Netgateway has the right to grant the rights and licenses contemplated by this Agreement, without the need for any licenses, releases, consents, approvals or immunities not yet granted; (iii.) the content contained on the Netgateway Web Pages which is generated and/or provided by Netgateway will be of standards equivalent to that on the then current XOOM.com Membership Sites; (iv.) the content provided by, or approved by, Netgateway to be displayed on the Netgateway Web Pages (including all trademarks, tradenames and/or other intellectual property rights) and the reproduction, distribution and other use thereof as contemplated by this Agreement do not and will not infringe or misappropriate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third person, and are not and will not be defamatory or obscene; and (v.) the representations, warranties and covenants herein shall survive the expiration and/or termination of this Agreement.

2. XOOM.com represents, warrants and covenants that (i.) the making of this Agreement does not violate any law, regulation or agreement to which it is a party and that XOOM.com has the authority to enter into this Agreement and to perform its obligations hereunder; (ii.) XOOM.com has the sole and exclusive right to grant the rights and licenses contemplated by this Agreement, without the need for any licenses, releases, consents, approvals or immunities not yet granted; (iii.) the content contained on the XOOM.com Membership Sites which is generated and/or provided by XOOM.com will be of the same high standards as the content on the current main XOOM.com site and services; (iv.) the content provided by, or approved by, XOOM.com to be displayed on the Netgateway Web Pages or otherwise on the XOOM.com Membership Sites (including all trademarks, trade names and/or other intellectual property rights) and the reproduction, distribution and other use thereof as contemplated by this

     Agreement do not and will not infringe or misappropriate any patent, copyright, trademark, trade secret, publicity, privacy or other rights of any third person, and are not and will not be defamatory or obscene; and (v.) the representations, warranties and covenants herein shall survive the expiration and/or termination of this Agreement.

H.   CONFIDENTIALITY

1. Non-Disclosure Agreement. The Parties agree and acknowledge that as a result of negotiating, entering into and performing this Agreement, each Party has and will have access to certain of the other Party's Confidential Information (defined below). Confidential Information shall include Subscriber Information and End-Customer Data. Each Party also understands and agrees that misuse and/or disclosure of that information could adversely effect the other Party's business. Accordingly, the Parties agree that during the term of this Agreement, each Party shall use the other Party's Confidential Information only for purposes of this Agreement and only to the extent necessary for such purpose and shall restrict disclosure of the other Party's Confidential Information to its employees, consultants or independent contractors with a need to know and shall not disclose the other Party's Confidential Information to any third party without the prior written approval of the other Party. Notwithstanding the foregoing, it shall not be a breach of this Agreement for either Party to disclose Confidential Information of the other Party if required to do so under law or in a judicial or other governmental investigation or proceeding, provided the other Party has been given as timely prior written notice of such request for disclosure as is possible, giving such Party a reasonable opportunity to defend such request for disclosure. The recipient of a demand for disclosure shall cooperate with the Party whose Confidential Information is being sought as is reasonably necessary.

2. Confidential Information Defined. As used in this Agreement, the term "Confidential Information" only refers to information marked as confidential at the time of disclosure, including: (i.) each Party's trade secrets, business plans, strategies, methods and/or practices and other information relating to either Party that is not generally known to the public, including information about either Party's personnel, products, customers, marketing strategies, services or future business plans. Confidential Information shall include Subscriber Information and End-Customer Data. The terms and conditions contained in this Agreement shall be considered "Confidential Information". Notwithstanding the foregoing, the term Confidential Information specifically excludes (i.) information that is now in the public domain or subsequently enters the public domain by publication or otherwise through no action or fault of the receiving Party; (ii.) information that the receiving Party receives from any third party without restriction on disclosure or use known to such Party; (iii.) information which was lawfully in the receiving Party's possession prior to the time Netgateway and XOOM.com entered into discussions regarding this Agreement; and (iv.) information independently developed by the receiving Party's employees, consultants or agents; and v.) information that was previously known to the receiving party prior to receipt from the disclosing Party.

I.   [**REDACTED**]

J.   TERM AND TERMINATION

     This Agreement shall remain in effect for a period of [**REDACTED**] from the Effective Date (the "Initial Term"). Thereafter, this Agreement will automatically renew for additional consecutive [**REDACTED**] terms ("Renewal Terms") unless a written notice of intent to terminate is given to either Party by the other Party [**REDACTED**] prior to expiration of the then current term. The term of this Agreement includes the Initial Term and any Renewal Terms. Sections E, G, H, J, K, L, O and P shall survive the termination of this Agreement.

     Notwithstanding anything else to the contrary in this Agreement, if at any time during its term either XOOM.com or Netgateway breaches its obligations or responsibilities under this Agreement, the non-breaching Party may deliver to the breaching Party written notice of its intent to terminate this Agreement setting forth the nature of the breach. Termination will be effective thirty (30) days after acknowledged delivery of the termination notice to the breaching Party unless the breach is cured within such thirty (30) day period.

     Either party may terminate this Agreement: (1) if the other party files a petition for bankruptcy, becomes insolvent, or makes an assignment for the benefit of its creditors, or a receiver is appointed for the other party or its business; (2) upon the occurrence of a material breach of a material provision of this Agreement by the other party if such breach is not remedied within thirty (30) days after written notice is received by the breaching party identifying the matter constituting the material breach; (3) by mutual consent of the parties.

     In the event of termination, XOOM.com and Netgateway will continue to offer those Subscribers enrolled prior to the effective date of termination continuing access to benefits in any Program or any mutually developed program in which they are enrolled. Netgateway will continue billing Subscribers for Program memberships after termination, absent cancellation by the Subscriber or Netgateway, and XOOM.com will continue to receive commissions on Program subscriptions billed, as provided for in this Agreement in item (C)(4.)(a.), for a period of [**REDACTED**] after the termination or expiration of this Agreement.

K.   INDEMNIFICATION

1. Netgateway's Indemnification. Netgateway hereby agrees to indemnify XOOM.com, its officers, directors, employees and servants against any claim and hold all of the foregoing harmless from any liabilities, penalties, damages, costs, reasonable attorneys' fees or other expenses of any nature whatsoever excluding consequential damages, resulting from (i.) claims with respect to Netgateway Programs marketed by XOOM.com, (ii.) any claim that any content of Netgateway's Web pages provided by Netgateway, for use on the XOOM.com Membership Sites (including without limitation logos, domain name and/or trademark) infringes any third party proprietary rights, or otherwise subjects XOOM.com to liability to any third party with respect to the copy contained therein and/or (iii.) any claim from its or its agents performance or failure to perform its obligations under the terms and conditions of this Agreement.

2. XOOM.com's Indemnification. XOOM.com shall indemnify Netgateway, its officers, directors, employees and servants against any claim and hold all of the foregoing harmless from any liabilities, penalties, damages, costs, reasonable attorney's fees or other expenses of any nature whatsoever excluding consequential damages resulting from (i) any claim that any aspect of the content of XOOM.com's Membership
       Sites, including the Netgateway Web pages, which was provided by XOOM.com, in conjunction with the XOOM.com Membership Sites infringes any U.S. patent, copyright, license, trade secret (including without limitation logos, domain name and/or trademark) or infringes any third party proprietary rights, or otherwise subjects Netgateway to liability to any third party and/or (iii.) any claim resulting from its or its agents performance or failure to perform its obligations under the terms and conditions of this Agreement (iv) any claims arising out of the Subscriber Information or End Customer Data by or through XOOM.com (v) any claim arising out of the XOOM.com Web site or business operations (vi) any claim arising out of misrepresentation of the Netgateway products or services by XOOM.com.

3. Within five (5) business days after receipt by a Party of a notice of any demand, claim or circumstances which, with the lapse of time or otherwise, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in any claim for which a Party is entitled to indemnification under this Agreement (a "Claim"), the Party entitled to indemnification (the "Indemnified Party"), shall promptly give notice thereof (the "Claims Notice") to the Party obligated to provide indemnification pursuant to this Agreement (the "Indemnifying Party"); provided however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under Section K. (1) or (2) hereof, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Claim that has been or may be suffered by the Indemnified Party.

       (i.) The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days (or sooner, if the nature of the

              Asserted Liability so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall reasonably cooperate, at the sole expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability.

       (ii.) If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligations to indemnify under this Agreement, the Indemnified Party may itself pay, compromise or defend such Asserted Liability and notify in writing the Indemnifying Party of its election to do so, at the expense of the Indemnifying Party (if the Indemnifying party is found obligated to indemnify the Indemnified Party with respect to the Claim).

       (iii.) Subject to the limitations contained in Subparagraph 3(ii) below (on the obligations of the Indemnifying Party in respect to proposed settlements), the Indemnified Party shall have the right to employ its own counsel with respect to any Asserted Liability, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (1) the employment of such counsel shall have been authorized and agreed to in writing by the Indemnifying Party in connection with the defense of such action, or (2) such Indemnifying Party shall not have, as provided above, promptly employed counsel to take charge of the defense of such action, or (3) the Indemnified Party shall have reasonably concluded based on an opinion of its counsel and agreed to by counsel for the Indemnifying Party, if any, that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party, in any of which events such reasonable fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party in respect of such different or additional defenses.

       (iv.) If the Indemnifying Party chooses to defend any Claim, the Indemnified Party shall make available to the Indemnifying
              Party any books, records or other documents within its control that are reasonably necessary or appropriate for such defense.
              If the Indemnifying Party elects not to assume the defense of a Claim, it will not be obligated to pay the fees and expenses of more than one counsel for all Indemnified Parties with respect to such Claim, unless in the reasonable judgment of an Indemnified Party, and in the opinion of such Indemnified Party's counsel and agreed to by counsel for the Indemnifying Party, if any, a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such Claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

       (v.) Notwithstanding the provisions of Subparagraph 3(iv.) above, neither the Indemnifying Party nor the Indemnified Party may settle or compromise any Claim for which indemnification has been sought and is available hereunder, over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld or delayed. If, however, the Indemnified Party refuses to consent to a bona fide offer of settlement which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the obligation of the Indemnifying Party to the Indemnified Party shall be equal to the lesser of (i.) the amount of the offer of settlement which the Indemnified Party refused to accept plus the costs and expenses of the Indemnified Party prior to the date the Indemnifying Party notified the Indemnified Party of the offer of settlement, or (ii.) the actual out-of-pocket amount the Indemnified Party is obligated to pay as a result of the Indemnified Party's continuing to pursue such matter. No Party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Party of a release from all liability in respect to the Claim.

4. Where a claim for indemnification is made by Netgateway pursuant to Section K.(2), or where one is reasonably likely to occur in XOOM.com's opinion, XOOM.com may with prior written notice to Netgateway, (i.) replace some portion of the offending content with non-infringing and reasonably comparable non-offending content, (ii.) obtain a license to use or request Netgateway to promptly obtain a license to use any infringing property, and/or (iii.) if the foregoing options are not reasonably available in XOOM.com's reasonable opinion, terminate this Agreement upon ninety (90) days prior written notice to Netgateway.

5. Where a claim for indemnification is made by XOOM.com pursuant to Section K.(1), or where one is reasonably likely to occur in Netgateway's opinion, Netgateway may with prior written notice to XOOM.com, (i.) replace some portion of the offending content with non-infringing and reasonably comparable non-offending content, (ii.) obtain a license to use or request XOOM.com to promptly obtain a license to use any infringing property, and/or (iii.) if the foregoing options are not reasonably available in Netgateway's reasonable opinion, terminate the Agreement upon ninety (90) days prior written notice to XOOM.com.

L.     INTELLECTUAL PROPERTY

       XOOM.com acknowledges Netgateway's proprietary interest in and ownership of all intellectual property associated with Netgateway's Programs and Services, including, but not limited to copy, copyrights, tradenames, servicemarks, brands and trademarks hereinafter ("Intellectual Property").

     Neither Party shall use any of the other Party's copy, copyrighted materials, tradenames, servicemarks, brands or trademarks without the prior written consent of the other Party. It is expressly understood by each Party that Intellectual Property is proprietary to the owning Party and that nothing in this Agreement constitutes the grant of a general license for one Party to use the Intellectual Property of the other Party.

     Upon termination of this Agreement, any and all rights or privileges of either Party to use the other Party's Intellectual Property shall expire, and each Party shall discontinue the use of the other's Intellectual Property in connection with any business conducted unless otherwise provided for in writing and signed by authorized representatives of both Parties.

M.   TRANSFERABILITY

     This Agreement may be assigned by either Party, in whole or in part with notice and the written consent of the other Party, to (i.) an Affiliate which is defined as a subsidiary or related corporate entity whose voting stock is controlled by a Party hereto, or (ii.) a third party which acquires all or substantially all of such Party's assets and has the capability to perform all of the obligations of the assigning Party under the terms and conditions of this Agreement. A permitted assignment by a Party hereunder will not relieve such Party from obligations under the terms of this Agreement.

N.   AUDIT OF RECORDS

     Netgateway agrees to maintain adequate books and records relating to sales of the Programs. Such books and records shall be available at their place of business for inspection by XOOM.com or its representative, for the purpose of determining whether the correct amounts have been paid in accordance with the terms of this Agreement. In the event that XOOM.com or its representatives shall examine the records, documents, and materials in the possession or under the control of Netgateway with respect to the subject matter, such examination should be conducted in such manner as to not unduly interfere with the business of Netgateway and such examination should be made after reasonable prior written notice and during business hours. XOOM.com and its representatives shall not disclose to any other person, firm or corporation any information acquired as a result of any such examination, provided, however, that nothing herein contained shall be construed to prevent XOOM.com and/or its duly authorized representatives from testifying in any court of competent jurisdiction with respect to the information obtained as a result of such examination, in any action instituted to enforce the rights of either Party under the terms of this Agreement. XOOM.com shall have the right to have such books and records audited by its independent certified public accountant, upon thirty (30) days' advance notice, but no such audit may be conducted more than once in any [twelve
     (12) month] period. In the event that such an examination finds an underpayment/overpayment in excess of the greater of [5%] of the total amount or [$25,000] the Parties shall attempt to resolve the discrepancy within a [thirty (30)] day period following the delivery of a written report by the XOOM.com's auditors setting forth the alleged discrepancy, and, if the Parties are unable to resolve the discrepancy, the dispute shall be resolved by an independent third party certified public accountant selected by the Parties' respective certified public accountants, and the decision of such third party shall be final and binding upon the Parties. Timely adjustment shall be made to correct for any underpayments/overpayments disclosed by such examination. If the result of the foregoing procedure finds an adjustment of more than $25,000 during a twelve (12) month period due to XOOM.com, Netgateway shall pay the reasonable costs of such audit. All amounts finally determined due to XOOM.com, including payment of auditing fees hereunder, shall be payable to XOOM.com and are due within five (5) business days.

O.   LIMITATION OF LIABILITY

1. XOOM.com shall not be liable to Netgateway for any damage arising from or related to technical defects in or failure of the XOOM.com Membership Sites, or for any indirect, consequential or punitive damages arising out of or in connection with this Agreement or the transfer or use of the XOOM.com Membership Sites other than for damages arising from XOOM.com's gross negligence or willful misconduct; however, XOOM.com shall continue to remain responsible to indemnify Netgateway from third party claims arising in connection with the above and for Claims pursuant to the provisions of Section K.

2. Netgateway shall not be liable to XOOM.com for any damage arising from or related to defects in or failure of any Program, or for any indirect, consequential or punitive damages arising out of or in connection with this Agreement, including the offering of Programs, or the development and use of the Netgateway Web Pages, other than for damages arising from Netgateway's gross negligence or willful misconduct; however, Netgateway shall continue to remain responsible to indemnify XOOM.com from third party claims arising in connection with the above and for Claims pursuant to the provisions of Section K.

P.   MISCELLANEOUS

1. Force Majeure. Neither Party shall be liable for any damages or have the right to terminate the Agreement for any delay or default in performing this Agreement if such delay or default is caused by conditions beyond its control, including, but not limited to, acts of God, government restrictions, wars, insurrections, strikes, floods or work stoppages; provided however, that if such delay or default shall exceed thirty (30) days, then the Party not delaying or defaulting may, so long as the delay or default continues beyond such thirty (30) day period, terminate this Agreement. All amounts due one Party to the other shall be reconciled and remitted, determined as of the effective termination date, within ten (10) business days from the end of this thirty (30) day period. The Party affected by the conditions beyond its control, shall keep the other Party fully informed on an ongoing basis concerning the matters causing the delay or default, and the prospects of their ending. The foregoing shall not apply to any failure to comply with any legal requirements applicable under the terms of this Agreement.

2. Entire Agreement. This Agreement, including Exhibits A and B referred to herein, contains the entire agreement of the Parties and shall not be varied, revised, modified, amended or supplemented, except in writing of subsequent or even date, executed by each of the Parties.

3. Section Headings. Section Headings are for convenience only and are not a part of this Agreement.

4. Enforceability. If any part of this Agreement shall be held to be unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.

5. Counterparts. This Agreement may be executed in one or more counterparts which, taken together, shall constitute one and the same agreement, and either Party may execute this Agreement by signing such counterpart.

6.   Public Announcement

     No press release, public announcement, confirmation or other information regarding this Agreement or the contents hereof or thereof shall be made by any Party without the prior written consent of the other Party, which consent shall not by unreasonably withheld. It is agreed and understood that the Parties shall work together to prepare any such press release or public announcement. Both parties agree to publicly announce the general terms of the relationship between the Parties and the launch of the Program and Services contemplated herein. The foregoing notwithstanding, if a Party is required pursuant to applicable securities laws to make such an announcement or press release, the Party shall furnish the other Party with the text of such public announcement or press release sufficiently in advance of such public announcement or press release as to afford the receiving Party a reasonable opportunity to review such public announcement or press release, and to the extent consistent with its legal disclosure obligations, modify such public announcement or press release as reasonably requested by the other Party.

     No Agency. Nothing in this Agreement shall be construed to constitute or appoint either Party as the agent or representative of the other Party for any purpose whatsoever, or to grant to either Party any rights or authority to assume or create any obligation or responsibility, express or implied, for or on behalf of or in the name of the other, or to bind the other in any way or manner whatsoever. Nothing herein shall be deemed to create a joint venture or partnership between the Parties.

Q.   NOTICES

     All notices under this Agreement shall be sent i.) by the U.S. mail with proper postage affixed, or ii.) by a nationally recognized overnight mail service, or iii.)

      by facsimile acknowledged as transmitted followed by an original copy forwarded by overnight mail to the Parties at the addresses below:

      Netgateway, Inc.:                     300 Oceangate, Suite 500
                                            Long Beach, CA 90802

      ATTN:                                 Donald M. Corliss, Jr.

      XOOM.com, Inc.:                       300 Montgomery Street
                                            Third Floor
                                            San Francisco, CA 94104

      ATTN:                                 Laurent Massa, CEO

R.    GOVERNING LAW

      This Agreement shall be subject to, governed by and construed under the laws of the State of California without giving effect to the principles of conflict of laws.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

NETGATEWAY, INC.                             XOOM.COM, INC.

BY: /s/ DONALD M. CORLISS, JR.               BY: /s/ JANINE POPICK
   -------------------------------              -----------------------------

PRINT NAME: DONALD M. CORLISS, JR.           PRINT NAME: JANINE POPICK
           -----------------------                      ---------------------

ITS: PRESIDENT                               ITS: VP-EC
    ------------------------------               ----------------------------

DATE: 3/8/99                                 DATE:  3/4/99
     -----------------------------                ---------------------------

                                   EXHIBIT A
                                      TO
                                   AGREEMENT
                                    BETWEEN
                                 XOOM.COM, INC.
                                      AND
                                   NETGATEWAY



                                 [**REDACTED**]

                                 [**REDACTED**]

                                   EXHIBIT B
                                      TO
                                   AGREEMENT
                                    BETWEEN
                                 XOOM.COM, INC.
                                      AND
                                   NETGATEWAY

                              CERTAIN DEFINITIONS

- The XOOM.com Membership Sites shall mean all Web sites and sell pages hosted by XOOM.com.
-  XOOM.com Web site(s) shall mean all XOOM.com Membership Sites
- The Netgateway Web Pages shall be the specific Web site and "sell" pages (located within the XOOM.com Membership Sites and other areas) hosted by XOOM.com and featuring Netgateway Programs.
- Members shall mean XOOM.com registered Members including, but not limited those individuals making visits to XOOM.com Web sites and those individuals who have previously purchased products and programs on the XOOM.com Web site.
- Subscribers shall mean individuals who subscribe or shall subscribe to any of the Programs as promoted by XOOM.com.


                                      16